EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We consent to the incorporation by reference in Registration Statement No. 333-117604, No. 333-90348, No. 333-90348, No. 333-231668 and No. 333-193655 on Form S-8 and 333-169186 on Form S-3 of Franklin Financial Services Corporation of our report dated March 11, 2024 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Cleveland, OH

March 11, 2024